                 STRUCTURED ADJUSTABLE RATE MORTGAGE LOAN TRUST
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-18

                                 TERMS AGREEMENT

                                                          Dated: August 28, 2005

To: Structured Asset Securities Corporation, as Depositor under the Trust Agreement dated as of August 1, 2005 (the "Trust Agreement").

Re: Underwriting Agreement Standard Terms dated as of August 23, 2005 (the "Standard Terms," and together with this Terms Agreement, the "Agreement").

Series Designation: Series 2005-18.

Terms of the Series 2005-18 Certificates: Structured Adjustable Rate Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2005-18, Class 1-A1, Class 1-A2, Class 2-A, Class 3-A1, Class 3-A2, Class 4-A1, Class 4-A2, Class 4-A3, Class 5-A1, Class 5-A2, Class 6-A1, Class 6-A2, Class 7-A1, Class 7-A2, Class 7-A3, Class 7-AX, Class 8-A1, Class 8-A2, Class 9-A1, Class 9-A2, Class 9-A3, Class 9-A4, Class 9-AX, Class B1-I, Class B2-I, Class B3-I, Class B4-I, Class B5-I, Class B6-I, Class B7-I, Class B8-I, Class B1-II, Class B2-II, Class B3-II, Class B4-II, Class B5-II, Class B6-II, Class B7-II, Class B8-II, Class P-I, Class P-II and Class R (the "Certificates") will evidence, in the aggregate, the entire beneficial ownership interest in a trust fund (the "Trust Fund"). The primary assets of the Trust Fund on the Closing Date (as defined below) will consist primarily of nine pools of conventional, first lien, adjustable rate, fully amortizing, residential mortgage loans having a total Scheduled Principal Balance (as defined in the Trust Agreement) as of the Cut-off Date of $2,033,235,557.78 (the "Mortgage Loans"). Only the Class 1-A1, Class 1-A2, Class 2-A, Class 3-A1, Class 3-A2, Class 4-A1, Class 4-A2, Class 4-A3, Class 5-A1, Class 5-A2, Class 6-A1, Class 6-A2, Class 7-A1, Class 7-A2, Class 7-A3, Class 7-AX, Class 8-A1, Class 8-A2, Class 9-A1, Class 9-A2, Class 9-A3, Class 9-A4, Class 9-AX, Class B1-I, Class B2-I, Class B3-I, Class B4-I, Class B5-I, Class B1-II, Class B2-II, Class B3-II, Class B4-II, Class B5-II and Class R Certificates (the "Offered Certificates") are being sold pursuant to the terms hereof.

Registration Statement: File Number 333-120575.

Certificate Ratings: It is a condition of Closing that at the Closing Date the Class 1-A1, Class 1-A2, Class 2-A, Class 3-A1, Class 4-A1, Class 4-A2, Class 5-A1, Class 5-A2, Class 6-A1, Class 7-A1, Class 7-A2, Class 7-A3, Class 7-AX, Class 8-A1, Class 9-A1, Class 9-A2, Class 9-A3, Class 9-AX and Class R Certificates be rated "AAA" by Standard & Poor's, A division of The McGraw-Hill Companies, Inc. ("S&P"), and "Aaa" by Moody's Investors Service, Inc. ("Moody's" and together with S&P, the "Rating Agencies"); the Class 3-A2, Class 4-A3, Class 6-A2, Class 8-A2 and Class 9-A4 Certificates be rated "AAA" by S&P; the Class B1-I and Class B1-II Certificates be rated "AA+" by S&P and "Aa2" by Moody's; the Class B2-I and Class B2-II Certificates be rated "AA" by S&P; the Class B3-I and Class B3-II Certificates be rated "A" by S&P; the Class B4-I and Class B4-II Certificates be rated "BBB" by S&P; and the Class B5-I and Class B5-II Certificates be rated "BBB-" by S&P.

Terms of Sale of Offered Certificates: The Depositor agrees to sell to Lehman Brothers Inc., (the "Underwriter") and the Underwriter agrees to purchase from the Depositor, the Offered Certificates in the principal amounts and prices set forth on Schedule 1 annexed hereto. The purchase price for each class of the Offered Certificates shall be the applicable Purchase Price Percentage set forth in Schedule 1 plus accrued interest at the initial interest rate per annum from and including the Cut-off Date up to, but not including, the Closing Date.

The Underwriter will offer the Offered Certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Cut-off Date: August 1, 2005.

Closing Date: 10:00 A.M., New York time, on or about August 31, 2005. On the Closing Date, the Depositor will deliver the Offered Certificates to the Underwriter against payment therefor.

Counsel: Dechert LLP will act as counsel for the Underwriter.

Closing Notice Address: Notwithstanding anything to the contrary in the Standard Terms, the Closing shall take place at the offices of the counsel for the Underwriter, Dechert LLP, 30 Rockefeller Plaza, New York, NY 10112.

                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Depositor and the Underwriter in accordance with its terms.

                                                  LEHMAN BROTHERS INC.


                                                  By:
                                                      -------------------------
                                                      Name:    Mary Stone
                                                      Title:   Vice President

Accepted:

STRUCTURED ASSET SECURITIES CORPORATION


By:
    ----------------------------
    Name:    Michael C. Hitzmann
    Title:   Vice President

                                   Schedule 1
                                   ----------

                                   Initial
                                 Certificate
                                Principal or                                                 Approximate Amount
                                   Notional   Certificate Interest     Purchase Price       Purchased by Lehman
           Class                  Amount(1)          Rate               Percentage              Brothers Inc.
----------------------------------------------------------------------------------------------------------------
1-A1.......................      $116,836,000     Variable(2)               100%                   $116,836,000
1-A2.......................       $20,331,000     Variable(2)               100%                    $20,331,000
2-A........................       $88,660,000     Variable(2)               100%                    $88,660,000
3-A1.......................      $318,286,000     Variable(2)               100%                   $318,286,000
3-A2.......................       $25,477,000     Variable(2)               100%                    $25,477,000
4-A1.......................      $100,000,000     Variable(2)               100%                   $100,000,000
4-A2.......................       $76,098,000     Variable(2)               100%                    $76,098,000
4-A3.......................        $6,091,000     Variable(2)               100%                     $6,091,000
5-A1.......................      $142,119,000     Variable(2)               100%                   $142,119,000
5-A2.......................       $24,731,000     Variable(2)               100%                    $24,731,000
6-A1.......................      $244,614,000     Variable(2)               100%                   $244,614,000
6-A2.......................       $19,580,000     Variable(2)               100%                    $19,580,000
7-A1.......................      $131,240,000     Variable(2)               100%                   $131,240,000
7-A2.......................       $18,244,000     Variable(2)               100%                    $18,244,000
7-A3.......................       $81,002,000     Variable(2)               100%                    $81,002,000
7-AX.......................        $8,114,871     Variable(2)               100%                     $8,114,871
8-A1.......................      $211,774,000     Variable(2)               100%                   $211,774,000
8-A2.......................       $18,539,000     Variable(2)               100%                    $18,539,000
9-A1.......................      $128,296,000     Variable(2)               100%                   $128,296,000
9-A2.......................       $17,751,000     Variable(2)               100%                    $17,751,000
9-A3.......................       $79,342,000     Variable(2)               100%                    $79,342,000
9-A4.......................       $19,731,000     Variable(2)               100%                    $19,731,000
9-AX.......................       $19,923,372     Variable(2)               100%                    $19,923,372
B1-I.......................       $27,313,000     Variable(2)               100%                    $27,313,000
B2-I.......................       $24,137,000     Variable(2)               100%                    $24,137,000
B3-I.......................       $12,702,000     Variable(2)               100%                    $12,702,000
B4-I.......................        $6,984,000     Variable(2)               100%                     $6,984,000
B5-I.......................        $2,538,000     Variable(2)               100%                     $2,538,000
B1-II......................       $17,541,000     Variable(2)               100%                    $17,541,000
B2-II......................       $20,974,000     Variable(2)               100%                    $20,974,000
B3-II......................        $6,863,000     Variable(2)               100%                     $6,863,000
B4-II......................        $3,430,000     Variable(2)               100%                     $3,430,000
B5-II......................        $1,143,000     Variable(2)               100%                     $1,143,000
R..........................              $100     Variable(2)               100%                           $100

----------
(1) These balances are approximate, as described in the prospectus supplement.
(2) These certificates will accrue interest based on adjustable interest rates, as described in the prospectus supplement.
(3) The Class 7AX and Class 9AX Certificates will be interest-only certificates; they will not be entitled to payments of principal and will accrue interest on their respective notional amounts, as described in the prospectus supplement. After the distribution date in July 2015, the Class 7AX and Class 9-AX Certificates will no longer be entitled to receive distributions of any kind.